UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 13, 2011
(Date of report)
SAGA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11588	38-3042953

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236
(Address of principal executive offices)
(313) 886-7070
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Information set forth under Item 2.03 of this Current Report is incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement
Information set forth under Item 2.03 of this Current Report is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 13, 2011, Saga Communications, Inc. (“Saga”) refinanced its obligations under its then existing credit facilities (between Saga, the Lenders party thereto, Bank of America, N.A., as Documentation Agent, and the Bank of New York Mellon, as Administrative Agent, paying off the loan in full) and entered into a new Credit Agreement by and among Saga, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Book Managers, JPMorgan Chase Bank, N.A. as Syndication Agent, Huntington National Bank as Documentation Agent, and certain other financial institutions party thereto (the “Credit Agreement”).
The material terms of the new Credit Agreement are as follows:
(i) the financing made available to Saga under the Credit Agreement consists of (a) a $60,000,000 term loan (the “Term Loan”) and (b) a $60,000,000 revolving credit facility, which revolving credit facility includes a swing line sub-facility and a letter of credit sub-facility (the “Revolving Credit Facility” and together with the Term Loan, the “Credit Facilities”);
(ii) an additional $40,000,000 financing may, in the future, be made available to Saga subject to compliance with the terms and conditions of the Credit Agreement;
(iii) in addition to refinancing its existing credit facility, the proceeds of the Revolving Credit Facility are available for ongoing working capital and general corporate purposes;
(iv) the Credit Facilities mature on June 13, 2016, but may be prepaid in full or in part at any time at the option of Saga without any premium or penalty (aside from certain costs and expenses);
(v) the Credit Facilities (other than advances under the Letter of Credit and Swing Line sub-facilities) may bear interest at either the Eurodollar Rate or the Base Rate (in each case as defined in the Credit Agreement), plus a margin as set forth below:

Applicable
		Applicable Margin	Margin for
	Consolidated	for Eurodollar Rate	Base Rate
Level	Leverage Ratio	Loans	Loans
I	< 1.75 : 1.00	Eurodollar Rate + 1.50%	Base + 0.50%
II	≥ 1.75 but < 2.00 : 1.00	Eurodollar Rate + 1.75%	Base + 0.75%
III	≥ 2.00 : 1.00 but < 2.50 : 1.00	Eurodollar Rate + 2.25%	Base + 1.25%
IV	≥ 2.50 : 1.00 but < 3.00 : 1.00	Eurodollar Rate + 2.50%	Base + 1.50%
V	≥ 3.00 : 1.00	Eurodollar Rate + 2.75%	Base + 1.75%
(vi) the Term Loan principal amortizes in equal installments of 5% of the Term Loan during each year, provided, however, upon satisfaction of certain conditions including, but not limited to, the condition that the Maximum Consolidated Leverage Ratio is equal to or less than 2.00 to 1.00, no amortization payment is required;
(vii) certain mandatory prepayments on the Term Loan and Revolving Credit Facility are required, including but not limited to: prepayments from the proceeds of certain sales of assets, certain insurance proceeds, certain debt issuances and certain sales of equity, in each case as set forth in further detail in the Credit Agreement;
(viii) the Credit Agreement permits up to $25,000,000, annually, in aggregate amount of additional business acquisitions, subject to certain terms and conditions as set forth in the Credit Agreement in further detail and also permits Saga to make up to $20,000,000, annually, in aggregate amount of dividends, distributions and stock redemptions;
(xi) together with certain other affirmative and negative covenants as set forth in the Credit Agreement in further detail, Saga has agreed to maintain a Consolidated Leverage Ratio of not more than 3.50 to 1.00 and a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1.00.
(x) Saga has pledged substantially all of its assets (excluding, however, its FCC Licenses and certain other assets) in support of the Credit Facilities;
(xi) each of the subsidiaries of Saga have guaranteed the Credit Facilities and have pledged substantially all of their assets (excluding, however their FCC Licenses and certain other assets) in support of the Credit Facilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the new Credit Agreement, a copy of which Saga intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Item 8.01.	Other Events
The information set forth in the press release issued by Saga dated June 15, 2011 and attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     Exhibits
99.1	Press Release Issued by Saga Communications, Inc. dated June 15, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Date: June 15, 2011	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Saga Communications, Inc. dated June 15, 2011